                                                    EXHIBIT (23)




                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the registration statements of AT&T Corp. on Form S-8 of the AT&T Long Term Savings and Security Plan (Registration Nos. 33-34265 and 33-31362) of our report dated April 29, 1994, on our audits of the financial statements of the AT&T Long Term Savings and Security Plan at December 31, 1993 and 1992 and for the year ended December 31, 1993, and the supplemental schedules at December 31, 1993.



Coopers & Lybrand
New York, New York
May  5, 1994